1 1 Third Quarter Fiscal 2024 Results 1 Ma r i o L o n g h i Interim President and CEO, UGI Corporation S e a n O ’ B r i e n Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Chief Operations Officer, UGI Corporation

2 2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the conflict in the Middle East, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the success of our strategic initiatives and investments intended to advance our business strategy; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to attract, develop, retain and engage key employees; uncertainties related to global pandemics; the impact of a material impairment of our assets; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations; and our ability to control operating costs and realize cost savings.

3 3 UGI Supplemental Footnotes Management uses “adjusted net income attributable to UGI Corporation”, “adjusted diluted earnings per share (“EPS”)”, “UGI International Free Cash Flow” and “UGI Corporation Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)”, all of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in the Appendix reconcile adjusted diluted earnings per share (EPS), adjusted net income attributable to UGI Corporation, UGI International Free Cash Flow and UGI Corporation Adjusted EBITDA to their nearest GAAP measures.

Q3 FY24 Highlights

UGI CORPORATION

$0.06
Q3 FY24 Adjusted Diluted EPS[1]

$38 million
OPEX Reduction[2]

$1.9 billion
Available Liquidity[3]

- **Q3 FY24 GAAP Diluted EPS of ($0.23) compared to ($3.76) in Q3 FY23**
- Solid Q3 results largely attributable to:
  - $38 million reduction in operating and administrative expenses across all segments
  - $35 million increase in EBIT from UGI International primarily due to higher LPG gross margins and reduced operating and administrative expenses
- Continued strides in portfolio optimization opportunities
  - In April 2024, completed the divestiture of the LPG business in Switzerland
  - In June 2024, entered into a stock purchase agreement to divest of our 169 MW natural gas-fired facility, Hunlock Creek
- $1.9 billion in available liquidity[3] as of June 30, 2024
- Released the sixth annual ESG Report entitled, "The Journey: Managing Climate Risks and Opportunities", outlining our progress on all aspects of the company's ESG journey







1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. Reduction in year over year operating and administrative expenses across all segments. 3. Available liquidity is defined as cash and cash equivalents, and available borrowing capacity on our revolving credit facilities.

4

YTD FY24 Highlights

UGI CORPORATION

YTD FY24 GAAP Diluted EPS[1] of $2.52 compared to ($7.78) in YTD FY23

- **Record YTD earnings from our natural gas businesses**
- **43% increase** in adjusted EPS at UGI International; generated **~$140 million** in free cash flow[2]
- Warmer weather across our footprint
- Lower LPG volumes at AmeriGas Propane
- **$54M year-over-year reduction in operating and administrative expenses** across all segments
- Deployed $511 million of capital in YTD FY24; **$391 million (77%) invested in the natural gas businesses**
- Added **~10,000 residential heating and commercial customers** at the regulated utilities businesses
- Substantially **exited the European energy marketing business**
- **$300M of debt reduction**
- On track to deliver on our **FY24 adjusted EPS guidance range of $2.70 to $3.00**[3]

YTD Adjusted Diluted EPS[1]



$2.81 4
$3.22 4
$1.08
$1.18
Utilities
$0.76
$1.09
Midstream & Marketing
$0.69
$0.99
UGI International
$0.40
$0.08
AmeriGas Propane
YTD FY23
YTD FY24

1. YTD FY24 signifies nine months ended June 30, 2024. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. Free Cash Flow is a non-GAAP measure. See Appendix for reconciliation. It is defined as net cash provided by operating activities less capital expenditure. 3. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2024 adjusted diluted EPS, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the "unreasonable efforts" exception set forth in SEC rules. 4. Includes ($0.12) of Corporate & Other.

5

6 6 Q3 FY24 Financial Results

7 7 Q3 FY24 Results Recap Q3 FY24 Adjusted Diluted EPS1 – Comparison with Q3 FY23 Q3 FY24 GAAP Diluted EPS of ($0.23) compared to ($3.76) in Q3 FY23 1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 11

Q3 FY24 Segment Results Recap – Natural Gas

UGI CORPORATION

Q3 FY24 EBIT - Comparison with Q3 FY23

($ in million)

Utilities



$34
$8
$1
($4)
$0
$39
Q3 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q3 FY24 EBIT

Midstream & Marketing



$41
($1)
$1
$0
$2
$43
Q3 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q3 FY24 EBIT

Key Drivers (Utilities)

- ▲ Total margin growth primarily due to increases in gas and electric base rates, increases in DSIC revenue, and the effect of growth in core market customers
- ▼ Higher depreciation expense reflects the effects of continued distribution system capital expenditure activity

Weather	
Vs. Normal	26.1% (Warmer)
Vs. PY	16.6% (Warmer)

Key Drivers (Midstream & Marketing)

- ▲ Slightly lower operating and administrative expenses and higher other operating income, were partially offset by slightly lower total margin

Weather	
Vs. Normal	23.5% (Warmer)
Vs. PY	18.3% (Warmer)

Legend: Increase (green) · Decrease (red) · Colder · Warmer

Total margin represents total revenue less total cost of sales. In the case of Utilities, the total margin is also reduced by certain revenue-related taxes. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization. DSIC stands for Distribution System Improvement Charge.

8

Q3 FY24 Segment Results Recap – Global LPG

UGI CORPORATION

Q3 FY24 EBIT - Comparison with Q3 FY23

($ in million)

UGI International



$22
$18
$19
$1
($3)
$57
Q3 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q3 FY24 EBIT

Key Drivers

- ▼ Retail volume decreased 4% largely due to the effects of the warmer weather and lower growth in natural gas to LPG conversions
- ▲ Total margin increase primarily reflects higher LPG unit margins and, to a lesser extent, impact of the non-core energy marketing activities
- ▲ Lower OPEX primarily due to lower personnel and maintenance expenses

Weather

Vs. Normal
10.0% (Warmer)

Vs. PY
2.8% (Warmer)

AmeriGas Propane



($8)
($35)
$17
($3)
$2
($27)
Q3 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q3 FY24 EBIT

Key Drivers

- ▼ Total retail gallons sold decreased 13% primarily due to continued customer attrition and warmer weather
- ▼ Total margin decreased largely due to the lower retail propane volumes sold ($28 million) and lower average retail propane unit margins ($5 million)
- ▲ Lower OPEX reflects, among other things, lower compensation expenses and advertising expenses

Weather

Vs. Normal
5.5% (Warmer)

Vs. PY
8.7% (Warmer)

Legend: Increase (green) | Decrease (red) | Colder | Warmer

9

FY24 Outlook

UGI CORPORATION

Q4 FY24 Assumptions


$3.22
Sustainable cost reduction
European energy marketing wind-down
Base volumes at AmeriGas Propane
Lower gain on asset sale at AmeriGas Propane
Reduced margin from capacity management due to lower capacity values
$3.00
$2.70
YTD FY24 Adjusted Diluted EPS[1]
FY24 Adjusted Diluted EPS Guidance[2]

1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2024 adjusted diluted EPS, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the "unreasonable efforts" exception set forth in SEC rules.

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11 11 Balance Sheet Update ➢ Executed several significant financing activities: o Issued $700 million of 5.00% Convertible Senior Notes due in 2028 at UGI Corporation o Repurchased $475 million of the 5.50% Senior Notes due May 2025 at AmeriGas Partners and AmeriGas Finance Corp using cash on hand, a $315 million cash contribution from UGI Corporation and other sources of liquidity o Refinanced $788 million of UGI Energy Services Term Loans, achieving lower applicable margin on borrowings o On August 2, 2024, replaced AmeriGas Propane’s Credit Agreement due in September 2026 with a new secured Asset-Based Lending Revolver due in 2029, resulting in more favorable financial covenants and elimination of the debt to EBITDA covenant requirement ➢ Made solid progress in strengthening our balance sheet and reducing our leverage: $1,007 $1,235 $2,385 $1,927 $953 $955 $923 $814 $1,981 $1,990 $7,249 $6,921 Sep-23 Jun-24 Utilities Midstream & Marketing UGI International AmeriGas Propane UGI Corporation Total Debt ($ in Million) 1. Calculated in accordance with the relevant debt agreement in place as at the end of the periods noted. Leverage Ratios1 as of 30 June 2024 30 September 2023 UGI Corporation 3.9x 4.4x AmeriGas Propane 4.9x 5.2x

12 12 Attractive and Sustainable Value Creation 4 - 6% Targeted EPS growth rate (FY24-27) 3.5 – 4.0x Targeted leverage ratio2 Attractive free cash flow generation to support our capital allocation framework Continuous efforts to maximize customer satisfaction Preserving the dividends and maintaining an attractive payout ratio 1. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented. 2. Defined as net debt to Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. 1 9%+ Targeted rate base growth (FY24-27)

13 13 Q & A Q

14 14 Appendix

Our Businesses

UGI CORPORATION

Natural Gas

Growth

Regulated Utilities

- Leading regulated utilities in constructive regulatory environments
- Strong rate base growth and attractive return on equity
- Weather normalization riders to promote earnings reliability
- Attractive capital investment runway with minimal regulatory lag

Midstream & Marketing

- Full suite of midstream services
- Scalable infrastructure to meet increasing demand
- Significant fee-based income promotes earnings stability



YTD FY24
Adj. Diluted
EPS
68%
32%
Targeted
Adj. Diluted
EPS
75%+
25%

Global LPG

Cash Generation

UGI International

- Leading market positions
- Strategically located supply assets
- Strong track record of margin stability and free cash flow generation

AmeriGas Propane

- Largest retail LPG distributor in the US[1] with broad geographic footprint serving all 50 states
- Significant supply and transportation network across the nation
- Consistent free cash flow generation

1. Based on the volume of propane gallons distributed annually.

15

16 16 Our Strategy to Maximize Shareholder Value Sustainably grow earnings through strong execution and disciplined capital allocation Operate a high-performing, customer-centric and results- driven organization Maximize value for our shareholders Capitalize on our market leading positions and optimize our strategic assets Safety Respect Integrity Excellence ReliabilitySustainability

17 17 Actions to Drive Long-Term Shareholder Value Pursue opportunities to optimize our portfolio and drive reliable earnings growth in the base business Continuous focus on operational efficiencies to improve cost agility and deliver sustainable cost savings Execute on an operational turnaround plan at AmeriGas Propane Enhance our capital structure and credit metrics to provide greater financial flexibility Pursue portfolio optimization and growth Create efficiencies and an optimal cost structure Drive balance sheet improvement Stabilize and optimize the domestic propane business

18 18 Shareholder Value Proposition 75%+ Targeted Earnings from the Natural Gas Businesses1 4 - 6% Targeted Long- Term EPS Growth Rate1 9%+ Targeted Rate Base Growth1 International energy distributor with an attractive business mix and leading position in key markets Building a culture of continuous improvement to drive cost competitiveness and sustainable cost savings Focused on prudent capital allocation while investing in growth and maintaining a strong balance sheet and financial flexibility Committed to returning cash to shareholders through dividends Relentless focus on the customers’ experience 1. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

19 19 FY24 - 27 Financial Targets 19 1. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 2. Defined as net debt to Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. Executing on our strategy to deliver sustainable shareholder value 4 – 6% $3.7 - $4.1B 9%+ 3.5 – 4.0x EPS Growth Rate Capital Expenditure Rate Base Growth Rate Leverage Ratio2 1

20 20 Capital Allocation Framework 20 ➢ Maintain commitment to the dividends ➢ Strong dividend payout ratio between 45% - 55% Shareholder Return ➢ Prioritize investments in the regulated utilities businesses, which attract a strong return on equity ➢ Support organic growth in the natural gas businesses through disciplined capital investment ➢ Maintain attractive liquidity to navigate market dynamics ➢ Target net debt to adjusted EBITDA (leverage ratio)1 between 3.5 – 4.0x2 ➢ Actively assess our portfolio to further maximize shareholder value ➢ Deploy capital for high-return, margin accretive transactions that provide a strategic fit, while maintaining a healthy balance sheet 1 2 3 High-Return Organic Growth Opportunities Balance Sheet Improvement Portfolio Optimization4 1. Adjusted EBITDA is a non-GAAP measure. 2. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented.

21 21 FY27 and Beyond2 Our Dividend Commitment Strong history of returning cash to shareholders in the form of dividends 1. Adjusted for stock splits. Dividend figures represent annualized dividends based on the last dividend issued in that fiscal year. 2. The forward-looking information used on this slide is as of May 2, 2024, and is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 140 years Consecutively Paying Dividends Committed to returning value to shareholders through dividend payments FY24 - 262 With our focus on strengthening the balance sheet, we expect to keep dividends flat in the near-term Anticipate returning to a targeted 4% long- term dividend growth rate $0.87 $0.91 $0.95 $1.00 $1.04 $1.30 $1.32 $1.38 $1.44 $1.50 $1.50 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 E D iv id en d s Pe r Sh ar e1 ($ ) 10 Year CAGR: 6%

FY24-27 Capital Deployment Plan [1]

Uses of Cash



~$1.3B
~$0.2B
~$0.6B
~$3.3B
Cash Returned to Shareholders
Debt Reduction
Maintenance Capital
Growth Capital

Growth and Maintenance Capital by Segment



~$3.9B[2]
66%
18%
9%
7%
Utilities
Midstream & Marketing
UGI International
AmeriGas Propane

- *Capital plan funded by cash flow from operations*
- *Disciplined investments to achieve an optimal portfolio mix*
- *~85% of total capital invested in natural gas businesses*
- *75%+ of growth capital being deployed in the regulated utilities businesses*

1. The forward-looking information used on this slide is as of May 2, 2024, and is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 2. $3.9 billion is the mid-point of the $3.7 - $4.1 billion expected range of capital expenditure over FY24-27.

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23 23 Stabilizing and Optimizing AmeriGas Propane 23 Results Driven Customer Focus Operational Excellence Safety Key Actions ➢ Adjust the operating model to enhance customer focus, support operational excellence and create efficiencies o Drive operational improvement within our operations and customer service centers to improve service reliability and customer satisfaction o Focus on operational efficiencies, leverage strengths across the UGI family of companies, and perform effective cost control ➢ Refocus and optimize our portfolio o Pursue opportunities to divest select assets o Maintain capital deployment discipline and limit growth related capital ➢ Execute strategy to adjust the capital structure and reduce covenant pressures ➢ Maintain an enhanced focus on safety

Renewables Investment Highlights

UGI CORPORATION

UGI continues to develop a portfolio of renewables through investment in committed projects

11
High-quality RNG projects in multiple states

Total Commitment

$500M Committed

~$380M Invested to date[1]

10%+
Targeted Unlevered IRR

Renewable Natural Gas Projects Committed to Date[1,2]

	Feedstock	Production[3] (~Mmcf)	FY22	FY23	FY24	FY25
New Energy One– Joint Venture (<25%)	Dairy	250	✓			
Cayuga - Spruce Haven	Dairy	50	✓			
Cayuga - Allen Farms	Dairy	85		✓		
Cayuga - EL-VI	Dairy	55		✓		
MBL Bioenergy – Moody	Dairy	300			✓	
Hamilton – Synthica St. Bernard	Food	250				⏱
Cayuga – Bergen Farms	Dairy	150				⏱
Cayuga – New Hope View Farms	Dairy	35				⏱
MBL Bioenergy – Brookings & Lakeside	Dairy	525				⏱
Aurum Renewables – Joint Venture (40%)	Landfill	1,800			⏱	
Ag-Grid (33% ownership)			✓			

Status: ✓ Facility completed and in service ⏱ Expected completion date

Feedstock: Dairy Food Landfill

1. As of June 30, 2024. 2. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 3. 100% of the anticipated production capacity from the RNG projects

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25 25 Strong Strides in Environmental, Social and Governance (“ESG”) AAA rating MSCI B rating Carbon Disclosure Project Prime status ISS ESG Corporate Rating1 Medium-Risk Morningstar Sustainalytics Our ESG Ratings 1. As of August 5, 2023. 2. Information published in UGI’s 2023 ESG Report. For more information on UGI’s ESG initiatives, please see UGI’s sustainability reports and visit www.ugiesg.com. 3. Please see Appendix. Supplier Diversity Goal Improve spend with diverse Tier I and Tier II suppliers by 25% by 2025 Social Commitments and Progress Safety Commitments and Progress Total Recordable Injuries (TRI) 35% Reduction in TRI by 20253 (Per 200,000 hours) Accountable Vehicle Incidents (AVI) 50% Reduction in AVI by 20253 (Per 1,000,000 miles) Environmental Commitments and Progress2 Scope 1 Emissions Reduction Commitment 55% Reduction by 2025 Pipeline Replacement and Betterment Commitments • Replace all cast iron by 2027 • Replace all bare steel by 2041 Methane Emissions Reduction Commitment 92% Reduction by 2030 95% Reduction by 2040

Q3 and YTD FY24 Adjusted Diluted Earnings per Share

UGI CORPORATION

	Q3 FY24	Q3 FY23	YTD FY24	YTD FY23
Utilities	$0.06	$0.05	$1.18	$1.08
Midstream & Marketing	0.10	0.10	1.09	0.76
UGI International	0.19	0.06	0.99	0.69
AmeriGas Propane	(0.17)	(0.17)	0.08	0.40
Corporate & Other (a)	(0.41)	(3.80)	(0.82)	(10.71)
Diluted earnings (loss) per share (b)	(0.23)	(3.76)	2.52	(7.78)
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (b)	(0.14)	0.55	(0.31)	6.34
Unrealized losses on foreign currency derivative instruments	—	0.01	0.06	0.18
Loss associated with impairment of AmeriGas Propane goodwill	—	3.14	—	3.14
Loss on extinguishments of debt	0.02	0.03	0.02	0.03
Business transformation expenses	—	0.01	—	0.02
AmeriGas operations enhancement for growth project	0.04	0.02	0.09	0.07
Restructuring costs	0.03	—	0.17	—
Costs associated with exit of UGI International energy marketing business	0.01	—	0.32	0.81
Impairment of assets held-for-sale	0.21	—	0.21	—
Impairment of assets	—	—	0.02	—
Impairment associated with equity method investments	0.12	—	0.12	—
Total adjustments (a)	0.29	3.76	0.70	10.59
Adjusted diluted earnings per share (b)	**$0.06**	**$0.00**	**$3.22**	**$2.81**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) The loss per share for the three months ended June 30, 2024 and nine months ended June 30, 2023, was determined excluding the effect of 3.82 million and 6.22 million dilutive shares, respectively, as the impact of such shares would have been antidilutive due to the net loss for the periods. The adjusted earnings per share for the three months ended June 30, 2024 and nine months ended June 30, 2023, was determined based upon fully diluted shares of 214.50 million and 216.03 million, respectively.

26

Q3 and YTD FY24 Adjusted Net Income

UGI CORPORATION

($ in Million)	Q3 FY24	Q3 FY23	YTD FY24	YTD FY23
Utilities	$13	$10	$254	$234
Midstream & Marketing	22	22	234	165
UGI International	39	13	213	150
AmeriGas Propane	(36)	(35)	17	87
Corporate & Other (a)	(86)	(799)	(176)	(2,269)
Net (loss) income attributable to UGI Corporation	(48)	(789)	542	(1,633)
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (net of tax of $15, $(36), $16 and $(465), respectively)	(33)	115	(66)	1,349
Unrealized losses on foreign currency derivative instruments (net of tax of $1, $(1), $(5) and $(15), respectively)	—	1	13	37
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $0, $4, $0 and $4 respectively)	—	660	—	660
Loss on extinguishments of debt (net of tax of $(2), $(2), $(2) and $(2), respectively)	5	7	5	7
Business transformation expenses (net of tax of $0, $(1), $0 and $(2), respectively)	—	1	—	4
AmeriGas operations enhancement for growth project (net of tax of $(3), $(2), $(6) and $(5) respectively)	9	4	19	14
Restructuring costs (net of tax of $(2), $0, $(12) and $0, respectively)	7	—	37	—
Costs associated with exit of UGI International energy marketing business (net of tax of $0, $0, $(14) and $(64), respectively)	2	—	68	170
Impairment of assets held-for-sale (net of tax of $(17), $0, $(17), and $0, respectively)	45	—	45	—
Impairment of assets (net of tax of $0, $0, $(2) and $0, respectively)	—	—	5	—
Impairment associated with equity method investments (net of tax of $0, $0, $0, and $0, respectively)	25	—	25	—
Total adjustments (a) (b)	60	788	151	2,241
Adjusted net income (loss) attributable to UGI Corporation	**$12**	**$(1)**	**$693**	**$608**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating DecisionMaker in assessing segment performance and allocating resources.

(b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

27

28 28 UGI International Free Cash Flow (non-GAAP) ($ in Million) YTD FY24 YTD FY23 Net cash provided by operating activities $193 $5 Less: Capital Expenditure (55) (84) UGI International Free Cash Flow $138 ($79)

Q3 FY24 Segment Reconciliation (GAAP) ($ in Million)

UGI CORPORATION

	Total	Utilities	Midstream & Marketing	UGI International	AmeriGas Propane	Corp & Other
Revenues	$1,380	$257	$253	$455	$445	$(30)
Cost of sales	(639)	(89)	(167)	(244)	(217)	78
Total margin	**$741**	**$168**[1]	**$86**	**$211**	**$228**	**$48**
Operating and administrative expenses	(501)	(90)[1]	(30)	(138)	(219)	(24)
Depreciation and amortization	(139)	(42)	(22)	(29)	(46)	—
Impairment of assets held-for-sale	(62)	—	(62)	—	—	—
Loss on disposal of UGI International energy marketing business	(1)	—	—	—	—	(1)
Other operating income (expense), net	29	1	69	13	10	(64)
Operating income (loss)	67	37	41	57	(27)	(41)
(Loss) income from equity investees	(24)	—	2	(1)	—	(25)
Loss on extinguishments of debt	(7)	—	—	—	—	(7)
Other non-operating income, net	5	2	—	1	—	2
Earnings (loss) before income taxes and interest expense	41	39	43	57	(27)	(71)
Interest expense	(96)	(22)	(9)	(11)	(41)	(13)
(Loss) income before income taxes	(55)	17	34	46	(68)	(84)
Income tax benefit (expense)	7	(4)	(12)	(7)	32	(2)
Net (loss) income income attributable to UGI Corporation	**$(48)**	**$13**	**$22**	**$39**	**$(36)**	**$(86)**

All non-GAAP adjustments are recorded at Corporate and Other. As a result, GAAP and non-GAAP earnings from each reportable segment – Utilities, Midstream & Marketing, UGI International and AmeriGas Propane – are the same.

1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in "Operating and administrative expenses" above. Such costs reduce margin for Management's Results of Operations reported in our periodic filings.

29

UGI Corporation Q3 and YTD FY24 Adjusted EBITDA (non-GAAP)

UGI CORPORATION

	Year Ended September 30,					Nine Months Ended June 30,		
	2021	2022	2023	LTM Jun'23	LTM Jun'24	2022	2023	2024
Net income (loss) including noncontrolling interests	$1,467	$1,073	($1,502)	($1,391)	$673	$831	($1,633)	$542
Income taxes	522	313	(335)	(333)	178	285	(361)	152
Interest expense	310	329	379	365	394	245	281	296
Depreciation and amortization	502	518	532	528	549	387	397	414
EBITDA	2,801	2,233	(926)	(831)	1,794	1,748	(1,316)	1,404
Unrealized (gains) losses on commodity derivative instruments	(1,390)	(598)	1,644	1,569	(252)	(353)	1,814	(82)
Unrealized (gains) losses on foreign currency derivative instruments	(8)	(50)	38	21	4	(19)	52	18
Loss on extinguishments of debt	—	11	9	9	7	11	9	7
AmeriGas Merger expenses	—	—	—	—	—	—	—	—
Acquisition and integration expenses associated with the CMG Acquisition	1	—	—	—	—	—	—	—
Acquisition and integration expenses associated with the Mountaineer Acquisition	14	2	—	1	—	1	—	—
Business transformation expenses	101	9	10	9	4	6	6	—
Impairments associated with equity method investments	93	35	—	(15)	25	50	—	25
Impairment of customer relationship intangible	20	—	—	—	—	—	—	—
Loss on disposals of Conemaugh and HVAC	—	—	—	—	—	—	—	—
Restructuring costs	—	29	—	6	49	23	—	49
Loss associated with impairment of AmeriGas Propane goodwill	—	—	656	656	—	—	656	—
Costs associated with exit of the UGI International energy marketing business	—	5	248	239	96	—	234	82
Net gain on sale of UGI headquarters building	—	—	(14)	—	(14)	—	—	—
AmeriGas operations enhancement for growth project	—	5	24	24	30	—	19	25
Impairment of assets held-for-sale	—	—	—	—	62	—	—	62
Impairment of assets	—	—	—	—	7	—	—	7
Adjusted EBITDA	$1,632	$1,681	$1,689	$1,688	$1,812	$1,467	$1,474	$1,597

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31 Notes to ESG Commitments 35% Reduction in Total Recordable Injuries by 2025 1. Scope 1 emissions reduction target did not include emissions from the Mountaineer acquisition, which closed in September 2021. The target also excluded the Moraine East acquisition and only accounted for our ownership interest in the Pennant system at the time we set the target. UGI now owns 100% of Pennant. The emissions from our ownership interest in the Pine Run acquisition, announced in February 2021, were included in the baseline 2020 number. The 2020 baseline number also takes a 5-year emissions average from the Hunlock power generation facility to account for year-over-year differences in run time. 1. All domestic UGI companies use the Occupational Safety and Health Administration (“OSHA”) definition for TRIs. TRIs represents the number of work- related recordable injuries or illnesses requiring medical treatment beyond first aid, per 200,000 hours. 2. UGI International reports rates in accordance with the Industrial Management System guidelines. A TRI represents a work-related recordable injury to an employee or hired staff that requires medical treatment beyond first aid, as well as those that cause death, or days away from work. 1. UGI Utilities and UGI Energy Services use the American Gas Association definition for AVI, which defines an AVI as a reportable motor vehicle incident in which the driver failed to do everything that reasonably could have been done to avoid the incident. 2. UGI International reports rates in accordance with the Industrial Management System guidelines. At UGII an AVI represents an incident that caused or contributed to, in whole or in part, by actions of the company driver or contractor driver, or an incident that could have been avoided by the company driver, using reasonable defensive driving measures, which resulted in injury or damage, either to the vehicle, or to the object struck, regardless of value. 3. AmeriGas Propane defines an AVI as any incident that could have been preventable by the company driver. 50% Reduction in Accountable Vehicle Incidents (AVI) by 2025 Committed to reducing Scope I emissions by 55% by 2025 using 2020 as the base year